SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 23, 2011

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Conditions

On February 23, 2011, priceline.com Incorporated (“priceline.com” or the “company”) announced its financial results for the 4th quarter and full-year ended December 31, 2010.  A copy of priceline.com’s consolidated balance sheet at December 31, 2010, consolidated statement of operations for the three and twelve months ended December 31, 2010 and consolidated statement of cash flows for the twelve months ended December 31, 2010 are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at December 31, 2010, consolidated statement of operations for the three and twelve months ended December 31, 2010 and consolidated statement of cash flows for the twelve months ended December 31, 2010 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.              Regulation FD Disclosure

On February 23, 2011, priceline.com announced its financial results for the 4th quarter and year-ended December 31, 2010.  A copy of priceline.com’s press release announcing these financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The company noted that average daily rates for hotel room night reservations had increased year-over-year during the 4th quarter 2010 approximately 3% internationally and by over 5% domestically.

With respect to 1st quarter 2011 guidance, the company announced that it expected consolidated advertising expenses of approximately $185 to $190 million in the 1st quarter 2011 and expected approximately $12 million of that amount to be spent “off-line.”  Priceline.com estimated that sales and marketing expenses in the 1st quarter 2011 would be between $32 and $36 million.  Priceline.com stated that it estimated that personnel costs, excluding stock-based compensation expense, would be approximately $65 to $69 million in the 1st quarter 2011.  With respect to 1st quarter 2011, priceline.com stated it estimated that general and administrative expenses would be approximately $23 to $26 million, information technology expenses would be approximately $7 million, and depreciation and amortization expenses, excluding acquisition related amortization, would be approximately $5 million.  Priceline.com said it expected expenses of approximately $5.5 million in the 1st quarter 2011 associated with foreign exchange hedging expense, net interest expense and the expense associated with Non-GAAP net income allocated to non-controlling interests.  Priceline.com estimated that it would have cash income tax expense of approximately $26 million in the 1st quarter 2011 comprised of international income taxes and alternative minimum and state income taxes in the United States.

The company explained that its guidance assumed that the company would experience “deleverage” during the 1st quarter 2011 caused by, among other things, expenses associated with foreign exchange transactions and hedges and by on-line advertising expense and personnel expense (excluding stock based compensation) growing during the quarter at a faster rate than gross profit.  The company noted that this variance was principally caused by the timing difference between the recognition of revenue and certain expenses, including on-line advertising expense and operating expenses.

The company explained that effective January 1, 2010, the Netherlands modified its corporate income tax law related to income generated from qualifying “innovative” activities (the “Innovation Box Tax”) and that earnings that qualify for the Innovation Box Tax will effectively be taxed at the rate of 5% rather than the Dutch statutory rate of 25.5% (25% as of 2011).    The company noted that Booking.com obtained a ruling from the Dutch tax authorities in February

2011 confirming that a portion of its earnings (“qualifying earnings”) is eligible for Innovation Box Tax treatment and that the ruling from the Dutch tax authorities is valid from January 1, 2010 through December 31, 2013 (the “Initial Period”).  The company explained that, in this ruling, the Dutch tax authorities require that the Innovation Box Tax benefit be phased in over a multi-year period.  The company explained that, in 2011, it expected the impact of the Innovation Box Tax to reduce the company’s consolidated income tax rate by approximately one to two percentage points, which was reflected in the company’s financial guidance for the 1st quarter 2011.  The amount of qualifying earnings expressed as a percentage of the total pretax earnings in the Netherlands will vary depending upon the level of total pretax earnings that is achieved in any given year.  The company estimated that by 2013, “all things being equal,” the Innovation Box Tax benefit could reduce the company’s consolidated cash income tax rate by up to approximately 5%, depending on the level of earnings.

The company noted that its forecast for the remainder of the 1st quarter 2011 assumed, among other things, that the Euro/U.S. Dollar exchange rate would be 1.36 U.S. dollars per Euro, that the British Pound/U.S. Dollar exchange rate would be 1.61 U.S. Dollars per British Pound and assumed that the year-over-year rate of increase in hotel average daily rates would be similar to the year-over-year increases experienced in the 4th quarter 2010.  The company noted that its Non-GAAP financial guidance was based upon a Non-GAAP diluted share count of approximately 51.5 million shares (which includes a calculation of the assumed economic dilutive impact of the company’s outstanding convertible notes and share-based awards, net of the favorable economic impact of the hedges associated with the company’s outstanding convertible notes), which is based on the company’s February 22, 2011 closing stock price of $433.78 per share.

The company emphasized that it was highly likely that its year-over-year unit growth rates would sequentially decelerate in future quarters due to the “sheer size of the business” and progressively more difficult “comps” as economic conditions continue to gradually improve.

The company noted that its guidance assumes that macro-economic conditions in general and conditions in the consumer travel market in particular, remain relatively unchanged.

This Form 8-K contains forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.  For a detailed discussion of the factors that could cause the company’s actual results to differ materially from those described in the forward-looking statements, please refer to the company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on February 23, 2011 relating to, among other things, its 4th quarter and year-ended December 31, 2010 earnings. The consolidated balance sheet at December 31, 2010 and consolidated statement of operations for the three and twelve months ended December 31, 2010 and consolidated statement of cash flows for the twelve months ended December 31, 2010 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

	By:	/s/ Peter J. Millones
		Name:	Peter J. Millones
		Title:	Executive Vice President, General Counsel
and Corporate Secretary
Date: February 25, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on February 23, 2011 relating to, among other things, its 4th quarter and year-ended December 31, 2010 earnings. The consolidated balance sheet at December 31, 2010 and consolidated statement of operations for the three and twelve months ended December 31, 2010 and consolidated statement of cash flows for the twelve months ended December 31, 2010 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”